                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 1, 2002 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-88972 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.

                                            /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
August 16, 2002

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 28, 2002 accompanying the financial statements of The Manufacturers Life Insurance Company of New York, in Pre-Effective Amendment No. 1. to the Registration Statement No. 333-88972 on Form S-6 and the related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.



                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 16, 2002